Exhibit 10.11

AMENDMENT NUMBER TWO

TO SEVERANCE AGREEMENT

This Amendment Number Two is effective as of August 16, 2010, by and between Rewards Network Inc., a Delaware corporation (the “Corporation”), and Christopher J. Locke (“Executive”), and hereby amends the Severance Agreement dated November 7, 2007 by and between the Corporation and Executive, which was previously amended effective January 1, 2009 (the “Agreement”).

I.

The Agreement is hereby amended to provide that for all purposes under the Agreement, a “Change in Control” shall be deemed to have occurred if a “Change in Control” occurs for purposes of the Corporation’s 2006 Long-Term Incentive Plan, as the same may be amended from time to time.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment Number Two as of the date first written above.

REWARDS NETWORK INC.

By:	/s/ Ronald L. Blake
Name: Ronald L. Blake
Title: President and CEO

/s/ Christopher J. Locke
Christopher J. Locke